                                                                   EXHIBIT 10.6

      THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT ("AGREEMENT") dated as of March 1, 2004, between Liquidmetal Technologies, Inc., a Delaware corporation (the "COMPANY"), and each person or entity listed as a Purchaser on Schedule I attached to this Agreement (collectively and individually, the "PURCHASER"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser wishes to purchase from the Company, a 6% Senior Convertible Note in the principal amount of up to six and a half million United States dollars ("DOLLARS") ($6,500,000) substantially in the form attached hereto as EXHIBIT A (the "NOTES"), on the terms and conditions set forth herein;

      WHEREAS, the Note will be convertible into shares ("COMMON SHARES") of common stock, par value $.001, of the Company ("COMMON STOCK"), pursuant to the terms of the Note, and the Purchaser will have registration rights with respect to the Common Shares issuable upon conversion of the Note, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Purchaser substantially in the form of EXHIBIT B hereto ("REGISTRATION RIGHTS AGREEMENT" and, together with the Agreement, the Note, the Warrant, the Security Agreement between the Company and Middlebury Capital LLC ("MIDDLEBURY") as agent for the Purchasers and the Placement Agency Agreement between the Company and Middlebury, the "TRANSACTION DOCUMENTS"); and

      WHEREAS, this Agreement also provides a warrant to the Purchaser to purchase additional shares of Common Stock on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                            PURCHASE AND SALE OF NOTE

      Section 1.1. Issuance of Note. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Notes.

      Section 1.2. Purchase Price. The purchase price for the Notes to be acquired by the Purchasers shall be not more than six and a half million Dollars ($6,500,000) (the "PURCHASE PRICE"). The parties hereto agree that for U.S. federal income tax purposes, the issue price of the Notes shall be not less than 99.50% of the Purchase Price.

      Section 1.3. The Closing.

            (a) Timing. Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the purchase and sale of the Note shall take place at a closing (the "CLOSING"), on or about the date hereof or such other date as the Purchaser and the Company may agree upon (the "CLOSING DATE"), provided that the Closing Date shall be no later than March 1, 2004.

            (b) Form of Payment and Closing. On the Closing Date, the Company shall deliver to the Purchaser the Note purchased hereunder, registered in the name of the Purchaser or its nominee. On the Closing Date the Purchaser shall deliver by wire transfer the Purchase Price hereunder to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. The Note will be fully owned and paid for by the Purchaser as of the Closing Date.

      Section 1.4. Warrant. In addition to the Note, at the Closing, the Company will execute and deliver to Purchaser a warrant, substantially in the form attached hereto as Exhibit E, to purchase Common Stock at an exercise price of $3.00 per share for that number of shares having an aggregate exercise price equal to 25% of the Purchase Price, which warrant will expire one hundred (100) days from the date that a Company registration statement covering the resale of the Common Stock underlying the warrant has been declared effective by the U.S. Securities and Exchange Commission (the "WARRANT"). The shares of Common Stock that are issuable pursuant to the Warrant are hereafter referred to as the "WARRANT SHARES." As used herein, "TRADING DAY" shall mean a day on which there is trading on the Nasdaq National Market System or such other market or exchange on which the Common Stock is then principally traded.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

            (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto ("SUBSIDIARIES"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Note, and the Registration Rights Agreement.

            (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note, the Registration Rights Agreement, and the Warrant ("TRANSACTION DOCUMENTS") and to issue the Note and Warrant in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Note, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Note and the Warrant, and the Common Shares and Warrant Shares issuable upon the conversion and/or exercise thereof, have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

            (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 110,000,000 shares of Common Stock, of which as of the date hereof, 41,599,652 shares are issued and outstanding and 7,826,557 shares are issuable and reserved for issuance pursuant to the Company's stock option plans or securities exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in Schedule 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("SECURITIES ACT" or "1933 ACT") (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Note or Warrant as described in this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Schedule 2.1(c) also lists all outstanding debt of the Company with sufficient detail acceptable to Purchaser.

            (d) Issuance of Shares. Upon issuance in accordance with this Agreement and the terms of the Note, and if applicable, the Warrant, the Note, the Common Shares, and if applicable, the Warrant Shares and the common shares underlying the Warrant issued to Middlebury as placement agent, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

            (e) No Conflicts. Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Note and Warrant, and the Common Shares and Warrant Shares underlying any of the foregoing will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company's knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market System ("PRINCIPAL MARKET") or other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

            (f) SEC Documents. Since June 30, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). To the Company's knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (g) INTENTIONALLY LEFT BLANK.

            (h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such,
(i) except as set forth in SEC Documents which were filed at least 10 days before the date hereof, (ii) except as set forth in Schedule 2.1(h), and (iii) except which individually and in the aggregate, respectively, would not be reasonably likely to result in liability to the Company in excess of $50,000 and $100,000, respectively.

            (i) INTENTIONALLY LEFT BLANK.

            (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note and the Warrant to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Note to be integrated with other offerings.

            (k) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

            (l) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
Schedule 2.1(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

            (m) Compliance with Law. The business of the Company and its Subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

            (n) Environmental Laws. The Company and its Subsidiaries (i) are to the Company's knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

            (o) Disclosure. No representation or warranty by the Company in this Agreement, nor in any certificate, Schedule or Exhibit delivered or to be delivered pursuant to this Agreement: contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company and its Subsidiary at the time of the execution of this Agreement, there is no information concerning the Company and its Subsidiaries or their respective businesses which has not heretofore been disclosed to the Purchasers (or disclosed in the Company's filings made with the SEC under the 1934 Act) that would have a Material Adverse Effect.

            (p) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(p) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (q) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

            (r) Regulatory Permits. To the Company's knowledge, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (s) Foreign Corrupt Practices Act. To the Company's knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

            (t) Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects. The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles ("GAAP").

            (u) Issuance of Common Shares and/or Warrant Shares. The Common Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Note and/or exercise of the Warrant, as applicable, in accordance with the terms thereof, such Common Shares and/or Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the New York Stock Exchange, or the American Stock Exchange (collectively with the Principal Market, the "APPROVED MARKETS"), and the holders of such Common Shares and/or Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

            (v) Form S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for selling shareholders on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder.

            (w) Absence of Undisclosed Liabilities. Except as set forth in
Schedule 2.1(w), the Company and its Subsidiaries have no material obligations or liabilities of any nature (matured, fixed or contingent) other than (i) those adequately provided for in the Company's financial statements referenced in
Section 2.1(x) and (ii) those obligations incurred in the ordinary course of business in amounts consistent with prior periods which have not had and will not have a Material Adverse Effect on the Company.

            (x) Financial Statements. Except as set forth in Schedule 2.1(x), the financial statements of the Company included in the Forms 10-K and the Forms 10-Q of the

Company have been prepared from the books and records of the Company, in accordance with GAAP, and fairly present in all material respects the financial condition of the Company, as at their respective dates, and the results of its operations and cash flows for the periods covered thereby.

            (y) INTENTIONALLY LEFT BLANK.

            (z) Employee Benefit Plans; ERISA.

                  (i) Schedule 2.1(z) sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the "Company Plans"), that the Company, any Subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any Subsidiary, within the meaning of section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel.

                  (ii) There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iv) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA. There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any Subsidiary could incur any liability with respect to a Company Plan other than in the ordinary course. None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (iii) Neither the Company nor any Subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan. There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan.

                  (iv) Neither the Company nor any Subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors.

                  (v) Except as provided for in this Agreement and in the Transaction Documents, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any Subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (ii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual.

            (aa) Restrictions on Business Activities. There is no judgment, order, decree, writ or injunction binding upon the Company or any Subsidiary or, to the knowledge of the Company or any Subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any Subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

      Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

            (a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Note, the Warrant, the Common Shares and the Warrant Shares. The Purchaser is not registered as a broker or dealer under
Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the National Association of Securities Dealers, Inc.

            (b) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Note, the Warrant, the Common Shares and the Warrant Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. In determining whether to enter into this Agreement and purchase the Note, the Purchaser has relied solely on the written information supplied by Company employees in response to the written due diligence information request provided by Purchaser to the Company, and the Purchaser has not received nor relied upon any oral representation or warranty relating to the Company, this Agreement, the Note, or any of the transactions or relationships contemplated thereby. The Purchaser understands that its purchase of the Note and Common Shares, and if applicable, the Warrant Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note and Common Shares, and if applicable, the Warrant Shares.

            (c) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note, the Warrant, the Common Shares and Warrant Shares or the fairness or suitability of the investment in the Note, the Warrant, the Common Shares and Warrant Shares nor have such authorities passed upon or endorsed the merits thereof.

            (d) Legends. The Company shall issue the Note, and certificates for the Common Shares, and if applicable, the Warrant Shares, to the Purchaser without any legend except as described in Article VI below. The Purchaser covenants that, in connection with any transfer of Common Shares or Warrant Shares by the Purchaser pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

            (e) Authorization; Enforcement. Each of this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

            (F) INTENTIONALLY LEFT BLANK.

            (g) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

            (h) Investment Representation. The Purchaser is purchasing the Note and the Warrant for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that neither the Note, the Warrant, nor the Common Shares or Warrant Shares issuable upon conversion or exercise thereof have been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Purchaser has been advised and understands that the Company, in issuing the Note and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

            (i) Rule 144. The Purchaser understands that there is no public trading market for the Notes or Warrant, that none is expected to develop, and that the Notes and Warrant must be held indefinitely unless and until such Notes and the Warrant, or if applicable, the Common Shares or Warrant Shares received upon conversion or exercise thereof are registered under the 1933 Act or an exemption from registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

            (j) Brokers. Except with respect to the fees owed to Middlebury under the Placement Agency Agreement, the Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

            (k) Reliance by the Company. The Purchaser understands that the Note and the Warrant are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Note and the Warrant, and the Common Shares and Warrant Shares issuable upon conversion or exercise thereof.

            (l) Certain Trading Activities. During the thirty (30) calendar days before the date of this Agreement, the Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any trading of Common Stock including Short Sales (as defined below), and no open position or Short Sale exists on the date hereof in the name or on behalf of, or in conjunction with, such Purchaser. "SHORT SALES" include, without limitation, all kinds of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and broker-dealers or foreign regulated brokers having the effect of hedging the securities purchased or investment made under this Agreement.

                                   ARTICLE III

                                    COVENANTS

      Section 3.1. Registration and Listing; Effective Registration. Until such time as the Note is not outstanding and the Warrant has expired the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the 1934 Act, will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as the Notes and Warrant are not outstanding, the Company shall use its best efforts to continue the listing or trading of the Common Stock on the Principal Market or one of the other Approved Markets and shall comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall use its best efforts to cause the Common Shares and Warrant Shares to be listed on the Principal Market or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares and Warrant Shares under the 1934 Act, and shall use its best efforts to continue such listing(s) on one of the Approved Markets, for so long as the Note or Warrant are outstanding.

      Section 3.2. Certificates on Conversion. Upon any conversion by the Purchaser (or then holder of the Note) of the Note pursuant to the terms thereof, the Company shall issue and deliver to the Purchaser (or holder) within three (3) Trading Days of the conversion date a new

Note or Notes for the aggregate principal amount of Notes which the Purchaser (or holder) has not yet elected to convert but which are evidenced in part by the Notes submitted to the Company in connection with such conversion (with the denominations of such new Note(s) designated by the Purchaser or holder).

      Section 3.3. Replacement Notes. The Note held by the Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for Note(s) with different denominations representing an equal aggregate principal amount of Note(s), as requested by the Purchaser (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

      Section 3.4. Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Note, the Warrant, and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes and Warrant hereunder and the Common Shares and Warrant Shares issuable upon conversion or exercise thereof.

      Section 3.5. Notices. The Company agrees to provide all holders of Notes with copies of all notices and information, including without limitation, notices and proxy statements in connection with any meetings that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

      Section 3.6. Reservation of Shares; Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note and exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note and exercise of the Warrant.

      Section 3.7. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

      Section 3.8. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Note, the Warrant, and Common Stock, in accordance with Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Note, the Warrant, the Common Shares and Warrant Shares for sale to the Purchaser under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

      Section 3.9. Information. The Company agrees to send to the Purchaser for so long as the Note or Warrant are outstanding copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

      Section 3.10. Prohibition on Net Short Positions. From and including the date of this Agreement, the Purchaser agrees that such Purchaser shall not maintain a Net Short Position. "NET SHORT POSITION" shall mean that the aggregate number of shares of Common Stock held in a short position by such Purchaser exceeds the sum of (i) the number of shares of Common Stock owned by such Purchaser, plus (ii) the number of Common Shares issuable to such Purchaser.

      Section 3.11. Material Changes. On or before the Closing Date, the Company shall forthwith notify the Purchaser of any material change affecting any of its representations, warranties, undertakings and indemnity at any time prior to payment being made to the Company on the Closing Date.

      Section 3.12. Prohibition on Certain Actions. The Company shall not, between the date hereof and the Closing Date (both dates inclusive), take any action or decision which (had the Note already been issued) would result in an adjustment of the Conversion Price

      Section 3.13. Senior Status of Notes. Beginning on the date of this Agreement and for so long as any Notes remain outstanding, neither the Company nor any subsidiary of the Company shall, without the prior written consent of Purchasers holding a majority of the aggregate outstanding Principal Amount of the Notes, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to the Notes in order of payment, other than (i) indebtedness in existence on the date hereof, (ii) secured indebtedness used solely to finance the purchase or lease of assets (provided that such debt may only be secured by the purchased or leased assets and not by any other assets of the Company), (iii) any indebtedness from any loan that replaces or refinances the Company's existing credit facility with Kookmin Bank, (iv) indebtedness to trade creditors in the ordinary course of business, or (v) the 6% Senior Convertible Notes issued by the Company pursuant to that certain Amended and Restated Securities Purchase Agreement of even date herewith among the Company, Michigan Venture Capital Co., Ltd, and the investors identified as "Purchasers" therein (the "MICHIGAN NOTES").

                  "EFFECTIVE REGISTRATION" shall mean that all registration obligations of the Company pursuant to the Registration Rights Agreement have been satisfied and (i) such Registration Statement is not subject to any suspension or stop orders; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus; (iii) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Transaction Documents; (iv) no Interfering Event (as described in the Registration Rights Agreement) then exists; (v) the Registrable Securities shall have been duly qualified or exempt under all state "blue sky" laws; and (viii) none of the Company or any direct or indirect subsidiary of the Company is subject to any Bankruptcy Event (as defined below).

                  "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                                   ARTICLE IV

                           TRANSFER AGENT INSTRUCTIONS

            The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Common Shares or Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon delivery of a conversion or exercise notice (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction relating to the Common Shares or Warrant Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Common Shares and Warrant Shares shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed. Nothing in this Article IV shall affect in any way the Purchaser's obligations and agreements set forth in Section 2.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares or Warrant Shares. The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser and without any restrictive legends except as contemplated by Article VI.

                                    ARTICLE V

                             CONDITIONS TO CLOSINGS

      Section 5.1. Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Note and the other Transaction Documents to the Purchaser at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

            (b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing, including full payment of the Purchase Price to the Company as provided herein.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Note, or the Warrant.

            (d) Certificate. The Purchaser shall have delivered a certificate to the Company certifying that the representations and warranties of the Purchaser contained in Section 2.2 are true and correct in all material respects as of the Closing Date.

            (e) Final Board Approval. The Company's Board of Directors, or any authorized committee thereof, shall have given final approval to this Agreement and the instruments, documents, and agreements contemplated hereby.

            (f) INTENTIONALLY LEFT BLANK.

            (g) Closing Date. The Closing shall have occurred by March 1, 2004.

      Section 5.2. Conditions Precedent to the Obligation of the Purchaser to Purchase. The obligation hereunder of the Purchaser to acquire and pay for the Note at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below. These conditions are for the Purchaser's benefit and may be waived by the Purchaser at any time in its sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

            (b) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Notes or the Warrant. The Principal Market shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

            (c) Opinion of Counsel. At the Closing, the Purchaser shall have received an opinion of counsel to the Company substantially in the form attached hereto as EXHIBIT C.

            (d) Registration Rights Agreement. The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT B attached hereto (the "REGISTRATION RIGHTS AGREEMENT").

            (e) Officer's Certificates. The Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser's counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

            (f) Security Agreement. A security interest in the owned intellectual property of the Company (and any proceeds thereof) shall have been perfected, pursuant to a security agreement in substantially the form attached hereto as EXHIBIT D (the "SECURITY AGREEMENT")

            (g) INTENTIONALLY LEFT BLANK

                                   ARTICLE VI

                                LEGEND AND STOCK

      Upon payment therefor as provided in this Agreement, the Company will issue the Note in the name the Purchaser or its designees and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing. The Note and Warrant and any certificate representing Common Shares or Warrant Shares issued upon conversion or exercise thereof, prior to such Common Shares or Warrant Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

      The Company agrees to reissue the Note, Common Shares and Warrant Shares issuable upon conversion or exercise of the foregoing, without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of such Notes, Common Shares and Warrant Shares issuable upon conversion or exercise of the foregoing pursuant to Rule 144(k) under the 1933 Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

      Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares or Warrant Shares issued pursuant to conversion of the Note or exercise of the Warrant shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from such shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such shares pursuant to Rule 144(k) under the 1933 Act, or the holder is permitted to dispose of such shares pursuant to Rule 144(k) under the 1933 Act, (ii) such shares are registered for resale under the 1933 Act, or (iii) such shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon such Registration Statement becoming effective, the Company agrees to promptly issue new certificates representing such shares without such legend. Any Common Shares or Warrant Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Purchaser agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Purchaser by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

      Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                   ARTICLE VII

                                   TERMINATION

      Section 7.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

      Section 7.2. Other Termination. This Agreement may be terminated by action of the Board of Directors of the Company or by the Purchaser at any time if the Closing shall not have been consummated on the Closing Date; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                  ARTICLE VIII

                                 INDEMNIFICATION

      In consideration of the Purchaser's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Note hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any

Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising out of such Indemnitee's negligence. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                   ARTICLE IX

                          GOVERNING LAW; MISCELLANEOUS

      Section 9.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN ORANGE COUNTY, CALIFORNIA, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT BY CERTIFIED OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

      Section 9.2. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

      Section 9.3. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      Section 9.4. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      Section 9.5. Costs and Expenses. All reasonable out-of-pocket costs and expenses the Purchaser incurs with respect to this Agreement and the transactions contemplated by this Agreement shall be paid by the Company to the Purchaser at the Closing up to an aggregate maximum of $30,000.00.

      Section 9.6. Entire Agreement; Amendments; Waivers.

            (a) This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

            (b) The Purchaser may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of its rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchaser in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Purchaser's obligations to the Company under the Transaction Documents.

      Section 9.7. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

            If to the Company:

                        Liquidmetal Technologies, Inc.
                        25800 Commercentre Dr., Suite 100
                        Lake Forest, California  92630
                        Telephone:  (949) 206-8002
                        Fax:  (949) 206-8008
                        Attention:  John Kang, President

            With a copy to:

                        Foley & Lardner LLP
                        100 North Tampa Street, Suite 2700
                        Tampa, Florida  33602
                        Telephone:  (813) 229-2300
                        Facsimile:  (813) 221-4210
                        Attention:  Curt P. Creely

            If to the Transfer Agent:

                        American Stock Transfer & Trust Company
                        59 Maiden Lane
                        Plaza Level
                        New York, New York  10039
                        Telephone:  (718) 921-8124
                        Facsimile:  (718) 236-2641
                        Attention:  Joe Wolf

            If to the Purchasers, to the addresses listed on Schedule I hereto:

            With a copy to:

                        Wollmuth Maher Deutsch LLP
                        500 Fifth Avenue, 12th Floor
                        New York, New York  10110
                        Telephone:  (212) 382-3300
                        Facsimile:   (212) 382-0050
                        Attention:  Rory M. Deutsch

            Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

      Section 9.8. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Purchaser may assign some or all of its rights hereunder to any assignee of the Note, the Common Shares, or Warrant Shares (in each case, a "PERMITTED ASSIGNEE"); provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

      Section 9.9. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 9.10. Survival. The representations, warranties and agreements of the Company and the Purchaser contained in the Agreement shall survive as long as the Company is obligated to maintain the effectiveness of the registration statement and keep a current prospectus thereunder.

      Section 9.11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      Section 9.12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      Section 9.13. Remedies. The Purchaser and each Permitted Assignee shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement or the Registration Rights Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or the Registration Rights Agreement and to exercise all other rights granted by law. The Purchaser and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

      Section 9.14. Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or under the Registration Rights Agreement or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      Section 9.15. Days. Unless the context refers to "business days" or "Trading Days", all references herein to "days" shall mean calendar days.

      Section 9.16. Placement Agent. Other than the engagement of Middlebury by the Company, the Purchaser and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Notes, and the Company and Purchaser shall indemnify and hold the other harmless against any liability, loss, or expense (including without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising from any breach of said warranty.

                     *** Signatures on following page(s) ***

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written. COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By: /s/ John Kang
        John Kang,
        President and Chief Executive Officer

Signatures of Purchasers on following page(s)

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

JESS MORGAN & CO., INC.
/s/ Gary Levenson
Gary Levenson
Executive Vice President, Jess S. Morgan & Co., Inc.

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

PRANA LLC
/s/ Jerry C. Apodara
Jerry C. Apodara
Chief Executive Officer

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

DKR SOUNDSHORE OASIS HOLDING FUND LTD.
/s/ Barbara Burger
Barbara Burger, Alt. Director

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

RODD FRIEDMAN
/s/ Rodd Friedman

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

BEAR STEARNS F/B/O ROSEN CAPITAL LP M/P/P PLAN
/s/ Bruce Rosen
Bruce Rosen
Trustee

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

CAYDAL, LLC
BY SAN ISABAL LIMITED, ITS MANAGING MEMBER
/s/ Kevin Daly
Kevin Daly
General Partner

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

MARLIN FUND, LP
/s/ Michael W. Masters
Michael W. Masters
Managing Member of the General Partner

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

MARLIN FUND II, LP
/s/ Michael W. Masters
Michael W. Masters
Managing Member of the General Partner

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

MARLIN FUND OFFSHORE, LTD.
/s/ Michael W. Masters
Michael W. Masters
Managing Member of the Investment Manager

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

PROFESSIONAL TRADERS FUND, LLC
/s/ Professional Traders Fund, LLC

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

LARRY BOUTS
/s/ Larry Bouts

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

REALLY COOL GROUP LTD.
/s/ Jonathan Segal
Jonathan Segal
Director

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

MYRON NEUGEBOREN
/s/ Myron Neugeboren

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

JONAS BRACHFELD
/s/ Jonas Brachfeld

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

GREG OSBORN
/s/ Greg Osborn

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

RICHARD MOLINSKY
/s/ Richard Molinsky

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

VITO CAPOTORTO
/s/ Vito Capotorto

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

RICHARD AND JOANNE KANE
/s/ Richard Kane
/s/ Joanne S. Kane

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

PUGLISI CAPITAL PARTNERS
/s/ Jeffrey J. Puglisi
Jeffrey J. Puglisi
Managing Member of the General Partner, JJP Partners, LLC

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

RICARDO A. SALAS
/s/ Ricardo A. Salas

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

WRY LTD.
/s/ Jonathan Segal
Jonathan Segal
Director

                           COUNTERPART SIGNATURE PAGE
                        TO SECURITIES PURCHASE AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.
                     AND THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other "Purchasers" under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

KEITH BARKSDALE
/s/ Keith Barksdale

LIST OF SCHEDULES
-----------------

Schedule 2.1(a)               Subsidiaries
Schedule 2.1(c)               Capitalization
Schedule 2.1(e)               No Conflicts
Schedule 2.1(h)               Litigation
Schedule 2.1(l)               Intellectual Property Rights
Schedule 2.1(p)               Title
Schedule 2.1(x)               Financial Statements
Schedule 2.1(w)               Undisclosed Liabilities
Schedule 2.1(z)               Employee Benefit Plans

LIST OF EXHIBITS
----------------

EXHIBIT A                     Form of Note
EXHIBIT B                     Registration Rights Agreement
EXHIBIT C                     Opinion of Counsel
EXHIBIT D                     Form of Company Security Agreement
EXHIBIT E                     Form of Warrant to Purchase Common Stock

                                    EXHIBIT A

                                  FORM OF NOTE

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

                  6% SENIOR CONVERTIBLE NOTE DUE MARCH 1, 2007

                                       OF

                         LIQUIDMETAL TECHNOLOGIES, INC.

                             (U.S.-BASED INVESTORS)

NOTE NO.: A-___                         ORIGINAL PRINCIPAL AMOUNT: $____________
ORIGINAL ISSUANCE DATE: MARCH 1, 2004                    LAKE FOREST, CALIFORNIA

      THIS NOTE ("NOTE") is one of a duly authorized issue of Notes issued by LIQUIDMETAL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), designated as the Company's 6% Senior Convertible Note Due March 1, 2007 ("MATURITY DATE") in an aggregate principal amount equal to ______________ U.S. Dollars (U.S. $__________) (the "NOTES").

      FOR VALUE RECEIVED, the Company hereby promises to pay to the order of ___________, or its registered assigns or successors-in-interest ("HOLDER") the principal sum of _________________________________ (U.S. $__________) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the "COMMON STOCK"), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 6% per annum from the original date of issuance, March 1, 2004 (the "ISSUANCE DATE"), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a), at the rate (the "DEFAULT RATE") equal to the lower of ten percent (10%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

      Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as otherwise provided herein or in the Transaction Documents. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the "PURCHASE AGREEMENT"). For purposes hereof the following terms shall have the meanings ascribed to them below:

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

      "CONVERSION PRICE" shall be $3.00 (U.S.) per share (which Conversion Price shall be subject to adjustment as set forth herein).

      "CONVERTIBLE SECURITIES" means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

      "DEBT" shall mean indebtedness of any kind.

      "EFFECTIVE DATE" means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

      "EFFECTIVE REGISTRATION" shall have the meaning set forth in the Purchase Agreement.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "MARKET PRICE" shall equal the average closing price of the Common Stock on the Principal Market for the five (5) Trading Days immediately preceding the date on which such Market Price is being determined.

      "PER SHARE SELLING PRICE" shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by the board of directors of the Company.

      "PRINCIPAL AMOUNT" shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

      "PRINCIPAL MARKET" shall mean the Nasdaq National Market or such other principal market or exchange on which the Common Stock is then listed for trading.

      "REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "TRADING DAY" shall mean a day on which there is trading on the Nasdaq National Market or such other market or exchange on which the Common Stock is then principally traded.

      "UNDERLYING SHARES" means the shares of Common Stock into which the Note is convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

            The following terms and conditions shall apply to this Note:

      SECTION 1. PAYMENTS OF PRINCIPAL AND INTEREST.

            (a) Interest Payments. The Company shall pay all accrued but unpaid interest on the Principal Amount of this Note (the "QUARTERLY AMOUNT"), on the first business day of each consecutive calendar quarter (each an "INTEREST PAYMENT DATE") beginning on the three month anniversary of the date hereof. The Quarterly Amount shall be paid in cash, although the Company shall have the option to pay such interest in shares of Common Stock, to be exercised as set forth in Section 1(d) below, provided that there is an Effective Registration at the time such shares are delivered.

            (b) Payment of Principal. Subject to the provisions hereof, including, without limitation, the right to obtain prepayment of the Principal Amount provided herein, the Principal Amount of this Note shall be due and payable on the Maturity Date. Notwithstanding anything to the contrary contained herein, the Holder shall have the right, exercisable by written notice to the Company delivered at any time during the period commencing ninety (90) days prior to the second anniversary of the Issuance Date and ending on the date immediately before the Maturity Date, to have all or a part of the Principal Amount redeemed by the Company within ninety (90) days after receipt of written notice from the Holder. Payment of the Principal Amount shall be effected in cash

            (c) Taxes. Company may withhold and pay over to the relevant authorities any appropriate tax or other legally required withholdings from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable law, rule, or regulation.

            (d) Payment of Interest in Shares of Common Stock. The Company's option to pay interest in shares of Common Stock as set forth above must be exercised by delivery of an irrevocable written notice to Holder not later than ten (10) Trading Days prior to the due date of such payment, which notice may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested). For purposes of calculating the number of shares to be delivered to the Holder in making such payment, the shares shall be deemed to have a value of 90% of the Market Price on the date payment is due.

      SECTION 2. SENIORITY. The obligations of the Company hereunder shall rank senior to all other Debt of the Company, whether now or hereinafter existing, except to the existing debt facility with Kookmin Bank and except as otherwise provided in Section 3.13 of the Purchase Agreement.

      SECTION 3. CONVERSION.

            (a) Conversion by Holder. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at Holder's option, at any time and from time to time to convert, in part or in whole, the outstanding Principal Amount under this Note by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested) on the date of conversion (the "Conversion Date"). Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(l) below.

            (B) [INTENTIONALLY OMITTED]

            (C) [INTENTIONALLY OMITTED]

            (d) Conversion Date Procedures. Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price. If a conversion under this Note cannot be effected in full for any reason, the Company shall, upon request by the Holder, promptly pay to the Holder in cash (but no later than five Trading Days after the Conversion Date) an amount equal to the greater of (i) such outstanding Principal Amount as has not been converted and (ii) the Market Price of the Underlying Shares of such outstanding unconverted Principal Amount as of the Conversion Date that could have been sold by the Holder pursuant to the Registration Statement on the Conversion Date.

            (e) Stock Certificates or DWAC. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions(assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

            (f) Conversion Price Adjustments.

                  (i) Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities but excluding any stockholder rights granted pursuant to a poison pill) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Common Stock of the Company, then, and in each such case, the Conversion Price (as defined below) in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier. Any adjustment made pursuant to this Section 3(f) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                  (ii) Distributions. If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(f)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder of the Note the amount of such indebtedness, assets, cash or rights or warrants which the Holder of the Note would have received had the Note been converted into

Common Stock at the then applicable the Conversion Price immediately prior to the record date for such distribution.

                  (iii) Common Stock Issuances. In the event that the Company or any of its Subsidiaries on or subsequent to the Closing Date issues or sells any Common Stock or any Convertible Securities (other than (i) as required under the Purchase Agreement or pursuant to exercise of Convertible Securities, (ii) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, and shares of Common Stock issuable under options or warrants that are outstanding as of the date of the Purchase Agreement, (iii) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction, (iv) shares of Common Stock issued to Growell Metal Co., Ltd. pursuant to the Settlement Agreement, dated on or about January 10, 2004, between Growell Metal Co., Ltd. and the Company's South Korean subsidiary, and
(v) shares of Common Stock that are issued in lieu of cash in the payment of interest under these Notes) at an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced effective concurrently with such issuance or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issuance or sale. For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

                  (iv) Rounding of Adjustments. All calculations under this
Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (v) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3(f), the Company shall promptly deliver to each holder of the Note, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

                  (vi) Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, "Fundamental Change"), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change.

                  (vii) Notice of Certain Events. If:

                        A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                        B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                        C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                        D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                        E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

            (g) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Note, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

            (h) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

            (i) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

            (j) Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company's principal executive offices.

            (k) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or
(iii) upon receipt, when deposited with a nationally recognized overnight courier service.

            (l) Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the

Company and acquirable by the Holders of the Note, together with the number of shares issuable pursuant to the Warrants, the Michigan Notes, the warrants issued in connection with the Michigan Notes, and the warrants granted to Middlebury Capital LLC as placement agent for the Notes, shall not exceed 19.9% of the number of shares of Common Stock outstanding on the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Certificate of Incorporation of the Company (a "20% APPROVAL"). If at any point in time and from time to time written notice from the Holders of the Note to the Company (each a "TRIGGER DATE") the number of Common Shares issued pursuant to conversion of the Note would exceed the Maximum Common Stock Issuance but for this Section 3(l), then the Company shall, at the Company's election, either (A) promptly call a stockholders meeting to obtain a stockholder vote on the issuance of Common Shares hereunder in excess of the Maximum Common Stock Issuance, or (B) purchase from the Holder the Principal Amount of the Note which cannot be converted or exercised due to such Maximum Common Stock Issuance limitation ("SHORTFALL") at a redemption price equal to the greater of (i) such Principal Amount of such Shortfall and (ii) the Market Price as of the Trigger Date of the Underlying Shares of such Shortfall that could have been sold by the Holder pursuant to the Registration Statement, which redemption price shall be paid within three (3) Trading Days after a Trigger Date if this clause (B) is elected (although for purposes of clarification, if clause (A) is elected by the Company and the Company's stockholders do not approve the proposal, the Company will not be required to comply with clause (B)). The Company may make such election at any time within thirty (30) days following the Trigger Date by giving written notice to the Holder of the Note, in which case the Company shall purchase the Shortfall at the price stated above within three (3) Trading Days of delivery of said notice.

            (m) Mandatory Conversion.

                  (i) If at any time after the Issuance Date, the closing per share price of the Common Stock exceeds $8.00 (as such price may be proportionally adjusted for stock splits, reverse splits, stock dividends and recapitalizations) for 30 consecutive Trading Days (the "PRICING EVENT"), and further provided that there has been Effective Registration for at least such 30 Trading Day period and including the Mandatory Conversion Date (as defined below) the Company shall have the option, exercisable by delivering an irrevocable notice to the Holder (the "MANDATORY CONVERSION NOTICE") to provide that the Note shall be converted at the Conversion Price on a date (the "MANDATORY CONVERSION DATE") at least 30 but no more than 60 days from the date of the Mandatory Conversion Notice. The foregoing shall not affect the right of the Holder to convert this Note pursuant to Section 3(a) above at all times up to and including the Mandatory Conversion Date.

                  (ii) Notwithstanding the preceding subsection (m)(i), the Holder of the Note shall not be obligated to convert this Note on a Mandatory Conversion Date unless and until each of the following conditions has been satisfied at all times from the date of the Mandatory Conversion Notice up to and including the Mandatory Conversion Date:

                        A.    There is Effective Registration;

                        B.    No Event of Default has occurred and is
                              continuing; and

                        C. The Holder has received unlegended certificates representing Common Shares (as defined in the Purchase Agreement) with respect to all conversions for which Conversion Notices have been given.

                  (iii) In the event that the number of shares of Common Stock that would be issued to the Holder would result in the Holder exceeding the limitation set fort in Section 3(l) above, then the Company shall issue to the Holder upon conversion of the Holder's Note, only the number of shares as would not cause the Holder to exceed such amount and with respect to the balance of the Note, an amount in cash equal to the greater of (i) the Principal Amount of such balance of the Note and (ii) the Market Price of the Underlying Shares of such balance of the Note as of the date of the Mandatory Conversion Date.

                  (iv) Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Note contained herein.

      SECTION 4. DEFAULTS AND REMEDIES.

            (a) Events of Default. An "EVENT OF DEFAULT" is: (i) a default in payment of the Principal Amount, when due, or failure to pay any accrued but unpaid interest thereon of the Note within five (5) days the date such interest payment is due (to the extent such principal and/or amount has not been converted into Common Stock in accordance with the terms hereof); (ii) a default in the timely issuance of Underlying Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term "timely" shall mean within ten (10) days following the Conversion Date); (iii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any other material provision of the Note, the Purchase Agreement the Security Agreement or the Registration Rights Agreement, (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement or the Registration Rights Agreement that remains uncured for thirty (30) business days after notice to the Company; (vi) any event or condition shall occur which (x) results in the acceleration of the maturity of any material long-term debt (other than the Note) of the Company or any of its Subsidiaries, or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such material long-term debt or any or person acting on behalf of such holder's behalf to accelerate the maturity thereof, or
(vii) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event (as defined in the Purchase Agreement).

            (b) Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately. The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder's request. The remedies under this Note shall be cumulative.

      SECTION 5. GENERAL.

            (a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

            (b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

            (c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

            (d) Assignment, Etc. The Holder may assign or transfer this Note to any transferee. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

            (e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

            (f) Governing Law; Jurisdiction.

                  (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                  (ii) Jurisdiction. The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

                        The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  (iii) NO JURY TRIAL. THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

            (g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on March 1, 2004.

                                LIQUIDMETAL TECHNOLOGIES, INC.

                                By:_____________________________________________
                                John Kang, President and Chief Executive Officer

Attest:

Sign:_____________________________
     Print Name:

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the "Common Stock"), of LIQUIDMETAL TECHNOLOGIES, INC. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:

                           _____________________________________________________
                           Date to Effect Conversion

                           _____________________________________________________
                           Aggregate Principal Amount of Note Being Converted

                           _____________________________________________________
                           Number of shares of Common Stock to be Issued

                           _____________________________________________________
                           Applicable Conversion Price

                           _____________________________________________________
                           Signature

                           _____________________________________________________
                           Name

                           _____________________________________________________
                           Address

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement ("Agreement") is entered into as of March 1, 2004, between Liquidmetal Technologies, Inc., a Delaware corporation with offices at 25800 Commercentre Dr., Suite 100, Lake Forest, California 92630 (the "Company") and each of the parties listed under "Purchasers" hereto (collectively and individually, the "Purchaser").

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Securities Purchase Agreement, dated on or about the date hereof, by and between the Company and the Purchaser (the "PURCHASE AGREEMENT"), the Company has agreed to sell and issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, a 6% Senior Convertible Note in the principal amount of up to six million five hundred thousand United States dollars ("DOLLARS") ($6,500,000) (the "NOTE") and Warrants (the "WARRANTS") to purchase shares of the Company's Common Stock, par value $0.001 per share, subject to the terms and conditions set forth therein; and

      WHEREAS, the Purchase Agreement contemplates that the Note will be convertible and exercisable into shares (the "COMMON SHARES") of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK") pursuant to the terms and conditions set forth in the Note, and the Warrant contemplates that the Warrant will be exercisable into shares of the Company's Common Stock pursuant to the terms and conditions set forth in the Warrant (the "WARRANT SHARES").

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Purchaser agree as follows:

            1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement or the Note. As used in this Agreement, the following terms shall have the following respective meanings:

      "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in the Purchase Agreement.

      "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "HOLDER" and "HOLDERS" shall include the Purchaser and any permitted transferee or transferees of Registrable Securities (as defined below), the Note and/or Warrant which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Purchase Agreement; provided that neither such person nor any affiliate of such person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the National Association of Securities Dealers, Inc.

      The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

      "REGISTRABLE SECURITIES" shall mean: (i) the Common Shares and Warrant Shares (without regard to any limitations on beneficial ownership contained in the Note, the Warrant, or the Purchase Agreement) or other securities issued or issuable to each Holder or its permitted transferee or designee (a) upon conversion of the Note and exercise of the Warrant, or (b) upon any distribution with respect to, any exchange for or any replacement of such Note or Warrant,
(c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement, or (d) as payment of principal amount or interest in lieu of cash with respect to the Note; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses; provided that all such shares shall cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(k). For purposes of this Agreement, the term "WARRANT SHARES" shall include any shares of the Company's Common Stock that are issued pursuant to that certain Placement Agent Common Stock Purchase Warrant of even date herewith between the Company and Middlebury Capital LLC.

      "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

      "REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) herein.

      "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

      "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended.

      "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses".

            2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by the Company shall include, without limitation, the following:

                  (a) The Company shall, as expeditiously as possible after the Closing Date:

                        (i) But in any event by the later (i) of March 5, 2004,
            or (ii) twenty-five (25) days after the Closing Date, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into an S-3 as soon as Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Registrable Securities ("Registration Statement"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the sum of 1.5 times the sum of the number of Common Shares that are issuable upon conversion of the Note as of the date of this Agreement, at the then applicable Conversion Price (as defined in the Note). Thereafter the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event no later than the following date, as appropriate (the "Required Effective Date"): (A), if the SEC notifies that the Company that the SEC will not review the Registration Statement, the Required Effective Date shall be five (5) days after the SEC provides such notification, or (B) if the SEC notifies the Company that it will review the Registration Statement, then the Required Effective Date shall be sixty (60) days after the Company receives the first written comments on the Registration Statement from the SEC. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

                        (ii) Prepare and file with the SEC such amendments and
            supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                        (iii) Furnish to each Holder that has Common Shares
            included in the Registration Statement such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

                        (iv) Register and qualify the securities covered by such
            Registration Statement under the securities or "Blue Sky" laws of all domestic jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (v) Notify promptly each Holder that has Common Shares
            included in the Registration Statement of the happening of any event (but not the substance or details of any such event) of which the Company has knowledge as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each an "Event"), and use its best efforts to promptly update and/or correct such prospectus. Each Holder will hold in confidence and will not make any disclosure of any such Event and any related information disclosed by the Company.

                        (vi) Notify each Holder of the issuance by the
            Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                        (vii) [Intentionally omitted.]

                        (viii) List the Registrable Securities covered by such
            Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the Nasdaq National Market System or any other exchange or market where the Common Shares are traded.

                        (ix) Take all steps reasonably necessary to enable
            Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                  (b) Notwithstanding the obligations under Section 2(a)(v) or any provision of this Agreement, if (i) in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, then the Company will have the right to suspend the use of the Registration Statement for a period of not more than 30 consecutive calendar days, but only if the Company reasonably concludes, after consultation with outside legal counsel, that the failure to suspend the use of the Registration Statement as such would create a risk of a material liability or violation under applicable securities laws or regulations.

                  (c) Set forth below in this Section 2(c) are (I) events that may arise that the Purchaser considers will interfere with the full enjoyment of their rights under this Agreement, the Purchase Agreement, and the Notes (the "INTERFERING EVENTS"), and (II) certain remedies applicable in each of these events.

                        (i) Payments by the Company. If (i) at any time after
            effectiveness of the Registration Statement, sales thereunder during the registration period (as described in Section 5) cannot be made for any reason, other than by reason of the operation of Section 2(b), for a period of more than 10 consecutive business days, (ii) at any time after effectiveness of the Registration Statement, sales thereunder during the Registration Period cannot be made for a period of time that exceeds the limitations set forth in Section 2(b), or (iii) at any time after the Registrable Securities are listed in accordance with Section 2(a)(viii), the Common Shares are not listed or included for quotation on the Nasdaq National Market or other exchange or market where shares of the Company's common stock are then traded for more than 10 consecutive calendar days, then the Company will thereafter make a payment to each Holder as set forth below. The amount of the payment made to each Holder will be equal to 1% of the purchase price paid for the Notes purchased by the Holder and not previously converted into Common Shares and sold by the Holder for each 30 business days that sales cannot be made under the effective Registration Statement or the Common Shares are not listed or included for quotation on the Nasdaq National Market or other exchange or market where shares of the Company's common stock are then traded (but any day on which both conditions exist shall count as a single day and no day taken into account for purposes of determining whether any payment is due under Section 2
            (c)(ii) shall be taken into account for purposes of determining whether any payment is due under this Section 2(c)(i) or the amount of such payment). The number of shares not previously sold as specified in the previous sentence shall be determined as of the end of the respective 30-business day period. In no event shall payment pursuant to this Section exceed 10% in the aggregate of the purchase price paid for the Notes purchased by the Holder (including such Holder's predecessors and successors) for the entire registration period (as described in Section 5). These payments will be prorated on a daily basis during the 30-business day period and will be paid to each Holder within ten business days following the end of each 30- business day period as to which payment is due hereunder or, at the Company's option, will be added to the outstanding Principal Amount of the Notes, provided that the respective Holder delivered to the Company at least two business days prior thereto information with respect to the number of Notes and Common

            Shares not previously sold by such Holder (together with reasonable supporting documentation). The Holders may make a claim for additional damages as a remedy for the Company's failure to comply with the timelines set forth in this Section, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Notwithstanding the foregoing, if the Company has used its best efforts to avoid circumstances as a result of which sales cannot be made under the Registration Statement during the Registration Period or the Common Shares are not listed or included for quotation on the Nasdaq National Market or other exchange or market where the Common Shares are traded, then the damages described above shall be the Holders' sole and exclusive remedy for damages arising out of such circumstances. Nothing contained in the preceding sentence shall be read to limit the ability of the Holders to seek specific performance of this Agreement.

                        (ii) Effect of Late Registration. If the Registration
            Statement has not been declared effective by the Required Effective Date other than by reason of the operation of Section 2(b), then the Company will make a payment to each Holder for such delay (each a "Late Registration Payment"). Each Late Registration Payment will be equal to 2% of the purchase price paid for the Notes purchased by such Holder and not previously sold (or converted into Common Shares and sold) by such Holder for the first 30 business days after the Required Effective Date, and 1% of such purchase price for each period of 30 business days thereafter (but no day taken into account for purposes of determining whether any payment is due under Section 2(c)(i) shall be taken into account for purposes of determining whether any payment is due under this Section 2(c)(ii) or the amount of such payment). In no event shall payment pursuant to this Section exceed 10% in the aggregate of the purchase price paid for the Notes purchased by the Holder (including such Holder's predecessors and successors) for the entire registration period (as described in
            Section 5). The Late Registration Payments will be prorated on a daily basis during the 30-business day period and will be paid to the initial Holders or, at the Company's option, will be added to the outstanding Principal Amount of the Notes, within ten business days following the end of each 30-business day period as to which payment is due hereunder, provided that the respective Holder delivered to the Company at least two business days prior thereto information with respect to the number of Notes and Common Shares not previously sold by such Holder (together with reasonable supporting documentation). The Holders may make a claim for additional damages as a remedy for the Company's failure to comply with the timelines set forth in this Section, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Notwithstanding the foregoing, if the Company has used its best efforts to avoid circumstances as a result of which the Registration Statement has not been declared effective by the Required Effective Date, then the damages described above shall be the Holders' sole and exclusive remedy for damages arising out of such circumstances. Nothing contained in the preceding sentence shall be read to limit the ability of the Holders to seek specific performance of this Agreement. Notwithstanding the foregoing, if the Registration Statement has not yet been declared effective and the Holders are no longer entitled to receive Late Registration Payments as a result of the above-described percentage limitation on said payments, then each Holder shall have the right, at any time upon at least thirty (30) days written notice, to sell all (but not less than all) of its Notes to the Company for a cash purchase price equal to the outstanding Principal Amount of the Notes plus any accrued but unpaid interest.

                  (d) During the registration period, the Company will make available, upon reasonable advance notice during normal business hours, for inspection by any Holder whose Registrable Securities are being sold pursuant to a Registration Statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as reasonably necessary to enable each such Holder to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Holder may reasonably request for purposes of performing such due diligence.

                  (e) Each Holder will hold in confidence, use only in connection with the contemplated offering and not make any disclosure of all Records and other information that the Company determines in good faith to be confidential, and of which determination the Holders are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Holder), (iv) the Records or other information was developed independently by the Holder without breach of this Agreement, (v) the information was known to the Holder before receipt of such information from the Company, or (vi) the information was disclosed to the Holder by a third party not under an obligation of confidentiality. However, a Holder may make disclosure of such Records and other information to any attorney, adviser, or other third party retained by it that needs to know the information as determined in good faith by the Holder (the "HOLDER REPRESENTATIVE"), if the Holder advises the Holder Representative of the confidentiality provisions of this Section 2(e), but the Holder will be liable for any act or omission of any of its Holder Representatives relative to such information as if the act or omission was that of the Holder. The Company is not required to disclose any confidential information in the Records to any Holder unless and until such Holder has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially to the effect of this Section 2(e). Unless legally prohibited from so doing, each Holder will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit the Holder's ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

                  (f) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved Registrable Securities consisting of Common Shares described in clause (i) of the definition of Registrable Securities within ten (10) business days of any stockholders' meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days of such stockholders' meeting. If the Holders become entitled, pursuant to an event described in clause (ii) and (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective within 30 days of that date that the need to file the Registration Statement arose. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities.

            3. Expenses of Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

            4. Registration on Form S-3. The Company shall use its reasonable best efforts to continue to meet the "registrant eligibility" requirements for a secondary offering set forth in the general instructions to Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 as soon as the Company becomes so eligible.

            5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective until the later of (a) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier until such Registrable Securities may be sold by the Holders under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect) or (b) the second (2nd) anniversary of the Closing Date.

            6. Indemnification.

                  (a) Company Indemnity. The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Holder to comply with prospectus delivery requirements or the Securities Act or Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement or (iii) an offer of sale of Common Shares occurring during a period in which sales under the Registration Statement are suspended as permitted by this Agreement. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) Holder Indemnity. Each Holder will, severally but not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholder selling securities pursuant to the Registration Statement and any of its directors, officers, agents, partners, and any person who controls such stockholder within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made or (ii) failure by any Holder to comply with prospectus delivery requirements or the Securities Act, Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by the Holders from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) Procedure. Each party entitled to indemnification under this Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder(s).

      In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

      The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount by which in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement, and (ii) the consummation of the sale or successive resales of the Registrable Securities.

            9. Information by Holders. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the Registration Statement. If the Company has not received the requested information from a Holder by the business day prior to the anticipated filing date, then the Company may file the Registration Statement without including Registrable Securities of that Holder.

            10. Further Assurances. Each Holder will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's irrevocable election to exclude all of such Holder's Registrable Securities from such Registration Statement.

            11. Suspension of Sales. Upon receipt of any notice from the Company under Section 2(a)(v) or 2(b), each Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Sections 2(a)(v) or (ii) the Company advises the Holder that a suspension of sales under Section 2(b) has terminated. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) or destroy all copies in the Holder' s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

            12. Replacement Certificates. The certificate(s) representing the Registrable Securities held by the Purchaser (or then Holder) may be exchanged by the Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares, as reasonably requested by such Purchaser (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Note or certificates for the underlying Common Shares of any of the foregoing, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Company will make and deliver a new Note or certificate of like tenor and dated as of such cancellation at no charge to the holder.

            13. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Purchaser by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of the Note or Registrable Securities, and all other rights granted to the Purchaser by the Company hereunder may be transferred or assigned to any transferee or assignee of the Note or Registrable Securities; provided in each case that (i) the Company is given written notice by the Purchaser at the time of or within a reasonable time after such transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement,
(ii) such transfer or assignment is not made under the Registration Statement or Rule 144, (iii) such transfer is made according to the applicable requirements of the Purchase Agreement, and (iv) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a "qualified institutional buyer" or an "accredited investor" defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D.

            14. Miscellaneous.

                  (a) Remedies. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) Jurisdiction. Each of the Company and the Purchaser (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York state courts and other courts of the United States sitting in New York, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

                  (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

      to the Company:

      Liquidmetal Technologies, Inc.
      25800 Commercentre Dr., Suite 100
      Lake Forest, California  92630
      Telephone:  (949) 206-8002
      Fax:  (949) 206-8008
      Attention:  John Kang, President

      with a copy to:

      Foley & Lardner LLP
      100 North Tampa Street, Suite 2700
      Tampa, FL 33602-5804
      Telephone:  813-229-2300
      Facsimile:
      Attention: Curt P. Creely

      If to the Purchasers, to the addresses set forth on Schedule I to the Purchase Agreement:

      with a copy to:

      Wollmuth Maher Deutsch LLP
      500 Fifth Avenue, 12th Floor
      New York, New York  10110
      Telephone:  (212) 382-3300
      Facsimile:   (212) 382-0050
      Attention:  Rory M. Deutsch

Any party hereto may from time to time change its address for notices by giving at least five days' written notice of such changed address to the other parties hereto.

                  (d) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the Closing.

                  (e) Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                  (f) Signatures. Facsimile signatures shall be valid and binding on each party submitting the same.

                  (g) Entire Agreement; Amendment. This Agreement, together with the Purchase Agreement, the Note, the Warrant, and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company plus the Holders of 75% of the outstanding Principal Amount of the Notes issued under the Purchase Agreement to that date; provided that for the purposes of this Section 14(g) the Holders of Registrable Securities still entitled to registration rights under this Agreement will be deemed to still be Holders of that amount of Notes which were converted into such number of Registrable Securities issued upon conversion which are still held by them.

                  (h) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Delaware regulates the Company's issuance of securities.

                  (i) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

                  (j) Force Majeure. The Company shall not be deemed in breach of its commitments under this Agreement and no payments by the Company as set forth in Section 2 shall be required if the Company is unable to fulfill it obligations hereunder in a timely fashion if the SEC or the Nasdaq National Market are closed or operating on a limited basis as a result of the occurrence of a Force Majeure. As used herein, "FORCE MAJEURE" means war or armed hostilities or other national or international calamity, or one or more acts of terrorism, which are having a material adverse effect on the financial markets in the United States. Furthermore, any payments owed as a result of Section 2 shall not accrue during any period during which the Company's performance hereunder has been delayed or the Company's ability to fulfill its obligations hereunder has been impaired by a Force Majeure.

                  (k) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            COMPANY:

                            LIQUIDMETAL TECHNOLOGIES, INC.

                            By: ________________________________________________
                                John Kang, President and Chief Executive Officer

                            PURCHASERS:

                            MIDDLEBURY CAPITAL LLC

                            By: ________________________________________________
                            Name: ______________________________________________
                            Title: _____________________________________________

                           COUNTERPART SIGNATURE PAGE
                        TO REGISTRATION RIGHTS AGREEMENT,
                              DATED MARCH 1, 2004,
                    AMONG LIQUIDMETAL TECHNOLOGIES, INC. AND
                       THE "PURCHASERS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Registration Rights Agreement to which this Signature Page is attached, which, together with all counterparts of the Registration Rights Agreement and Signature Pages of the Company and other "Purchasers" under the Registration Rights Agreement, shall constitute one and the same document in accordance with the terms of the Registration Rights Agreement.

PURCHASER: ________________________________

By: _______________________________________

Name: _____________________________________

Title: ____________________________________

                                    EXHIBIT C

                            LEGAL OPINION PROVISIONS

            1. Based solely upon recent certificates of the Delaware Secretary of State, the Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware.

            2. The Company has the requisite corporate power and authority to execute, deliver, and perform its obligations under the Transaction Documents and to issue the Notes and Warrant.

            3. All necessary corporate action has been taken by the Company to authorize the execution, delivery, and performance by the Company of each of the Transaction Documents.

            4. The Notes have been duly authorized for issuance. When issued in accordance with the terms of the Transaction Documents against payment of consideration therefor, the Note will be validly issued, fully paid and non-assessable, and free of preemptive rights contained in the Certificate of Incorporation or Bylaws.

            5. Each of the Transaction Documents constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The enforceability of the Transaction Documents may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other similar statutes, rules, regulations, or other laws affecting the enforcement of creditors' rights and remedies generally and
(ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability, or good faith.

            6. The Secured Party upon filing of the Financing Statement with the Delaware Secretary of State, will have a perfected security interest in that portion of the Collateral in which a security interest is perfected by filing a financing statement under the Delaware UCC.

                                    EXHIBIT D

                       FORM OF COMPANY SECURITY AGREEMENT

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of the 1st day of March, 2004, by and between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and MIDDLEBURY CAPITAL LLC, a Delaware limited liability company ("MC" or "Agent") and each other person or entity listed as a Secured Party on Schedule 1 attached to this Agreement (the "Investors" and together with MC the "Secured Party"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in that Securities Purchase Agreement, dated March 1, 2004, between the Company and the parties identified as "Middlebury Investors" on Schedule 1 hereto ("Securities Purchase Agreement"). Additionally, for purposes of this Agreement, the term "Michigan Note" shall mean the 6% senior convertible notes issuable under the Amended and Restated Securities Purchase Agreement, dated March 1, 2004, among Michigan Venture Capital Co, Ltd. ("Michigan"), the Borrower, and the parties identified as "Michigan Investors on Schedule 1 hereto (the "Michigan Agreement").

                                    RECITALS

      WHEREAS, Secured Party has agreed to purchase the Note from the Borrower pursuant to the terms of the Securities Purchase Agreement and the Note, or to alternatively purchase the Michigan Note from the Borrower pursuant to the terms of the Michigan Agreement and the Michigan Note.

      WHEREAS, Secured Party has required, as a condition to purchasing the Note or Michigan Note, that Borrower grant Secured Party a first priority security interest in all of Borrower's patents listed in Exhibit A hereto, and to that end has required the execution and delivery of this Agreement by Borrower.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Note, the Michigan Note, and herein, the parties hereto, intending to be legally bound, agree as follows:

      1. INCORPORATION OF RECITALS, PURCHASE AGREEMENT, AND NOTE. The foregoing Recitals, the Note, the Securities Purchase Agreement, the Michigan Note, and the Michigan Agreement, and the terms and provisions thereof, are hereby incorporated herein in their entirety by this reference.

      2. DEFINITIONS. The following terms shall have the meanings set forth below:

                  "Collateral" shall mean all Patents and Proceeds. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein would be contrary to applicable law.

                  "Obligations" means each and every debt, liability, and obligation of every kind and description arising under or in connection with the Note or Michigan Note which Borrower may now or at any time hereafter owe to Secured Party.

                  "Patents" shall mean, collectively, all of Borrower's letters patent under the laws of the United States listed on Exhibit A hereto, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

                  "Permitted Liens" shall mean, collectively, the following: (i) liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are being contested in good faith by the appropriate procedures and for which appropriate reserves are maintained; (ii) liens in favor of Agent and/or the Secured Party; and
      (iii) licenses or sublicenses of Patents, in each instance granted to others not interfering in any material respect with the business of the Borrower.

                  "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral.

                  "Security Interest" has the meaning given in Section 3(b).

      3. SECURITY FOR OBLIGATIONS.

            a. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, conversion, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 363(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) of all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with the Note and this Agreement and all extensions or renewals thereof, whether for principal, interest, (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations of Borrower, together with the Obligations, being the "Secured Obligations").

            b. Security Interest. As security for the payment or performance, as the case may be, of the Secured Obligations, the Borrower hereby creates and grants to the Agent, its successors and its assigns, for its own benefit and for the pro rata benefit of the Investors, their successors and their assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Borrower as debtors and the Agent as secured party.

      The Borrower agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

      4. Representations and Warranties. Borrower represents and warrants as follows:

            a. Financing Statements. Except for the financing statements in favor of Secured Party, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office and Borrower agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Party as long as any portion of the Obligations evidenced by the Note remain unpaid.

            b. Legal Name. Borrower's exact legal name is as set forth in the first paragraph of this Security Agreement. Borrower shall not change its legal name or its form of organization without 30 days' prior written notice to Secured Party.

            c. Title and Authority. Borrower has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite corporate power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained. Borrower has the sole, full and clear title to each of the Patents shown on Schedule A hereto and the registrations thereof are valid and subsisting and in full force and effect. None of the Patents has been abandoned or dedicated, and, except to the extent that the Agent, upon prior written notice by Borrower, shall consent, Borrower will not do any act, or omit to do any act, whereby the Patents may become abandoned or dedicated and shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated. Borrower hereby represents and warrants that the Patents shown on Schedule A are the only issued U.S. patents owned by Borrower as of the date of this Agreement.

            d. Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

            e. Validity of Security Interest. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Secured Obligations subject only to Permitted Liens.

            f. Locations of Collateral; Place of Business. Borrower hereby represents and warrants that all the Collateral is located at the locations listed on Schedule A hereto and that its federal employer identification number is as set forth on said Schedule. The Borrower agrees not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Note to be made with respect to the Collateral have been made and the Agent has a valid, legal and perfected first priority security interest in the Collateral. Borrower confirms that its chief executive office is located at the office indicated on Schedule A hereto. Borrower agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Note to be made have been made and the Agent has a valid, legal and perfected first priority security interest

      5. COVENANTS AND AGREEMENTS. Borrower covenants and agrees as follows:

            a. Restrictions. Borrower agrees that until the Obligations shall have been satisfied in full, Borrower shall not, without Secured Party's prior written consent, assign, transfer, encumber or otherwise dispose of the Collateral, or any interest therein, except that Borrower may (i) license (other than on an exclusive basis for all known fields of use for the duration of the term of the patent) or grant similar rights and interests on an arm's length basis consistent with good industry practice in all or any part of the Collateral to unrelated third parties pursuant to its business and (ii) sell, license on an exclusive basis for all known fields of use for the duration of the term of the patent or otherwise transfer for value all or any part of the Collateral with the prior written consent of the Secured Party, which consent will not be unreasonably withheld, provided that the restriction on exclusive licenses shall terminate beginning on the date that more than one-half of the principal amount of the Notes secured by the Collateral has been repaid by the Company or has been converted to Common Stock. Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to Secured Party under this Agreement.

            b. Defense. Borrower shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest of the Agent in such Collateral, and the priority thereof, against any adverse lien of any nature whatsoever (other than Permitted Liens).

            c. Maintenance. Borrower shall at all times and at its own expense maintain and keep, or cause to be maintained and kept, the Collateral. Borrower shall perform all acts and execute all documents, including, without limitation, security agreements in form suitable for filing with the United States Patent and Trademark Office, substantially in the form of Exhibit B, hereof requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent's interest in the Collateral or otherwise in furtherance of the provisions of this Agreement, and Borrower hereby authorizes the Agent to execute and file one or more financing statements (and similar documents) or copies thereof or of this Agreement with respect to the Collateral signed only by the Agent. Borrower will take all necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency of the United States or any State thereof to maintain each application and registration of the Patents, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

            d. Secured Party's Right to Take Action. If, after ten days written notice from Secured Party, Borrower fails to perform or observe any of its covenants or agreements set forth in this Section 5 or if Borrower notifies Secured Party that it intends to abandon all or any part of the Collateral, Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place, and stead of Borrower (or, in the case of intended abandonment, in Secured Party's own name) and may (but need not) take any and all other actions that Secured Party may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

            e. Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Borrower shall pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Secured Party in connection with or as a result of Secured Party's taking action under subsection 5(d), except for intended abandonment of the Collateral by Borrower, or exercising its rights under Section __, together with interest thereon from the date expended or incurred by Secured Party.

            f. Use and Disposition of Collateral. Borrower shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral other than Permitted Liens, or grant any security interest in the Collateral except for the Security Interest and Permitted Liens. Borrower shall not make or permit to be made any transfer of any Collateral, except in the ordinary course of business, and Borrower shall remain at all times in possession of the Collateral owned by it other than transfers to the Agent pursuant to the provisions hereof and as otherwise provided in this Agreement. The Agent shall have the right, as the true and lawful agent of the Borrower, with power of substitution for the Borrower and in the Borrower's name, the Agent's name or otherwise, for the use and benefit of the Agent and the Investors and solely to effect the purposes of this Agreement, (i) to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment with respect to the Collateral that may come into its possession;
      (ii) to sign the name of the Borrower on any invoice relating to any of the Collateral and (iii) upon the occurrence and during the continuance of an event of default under this Agreement or under the Note, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, and (H) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Investor to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Investor or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Investor or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Borrower or to any claim or action against the Agent or any Investor in the absence of the gross negligence or willful misconduct of the Agent or such Investor; and provided further that, the Agent shall at all times act reasonably and in good faith. It is understood and agreed that the appointment of the Agent as the agent of the Borrower for the purposes set forth above in this Section 5(f) is coupled with an interest and is irrevocable. The provisions of this
      Section 5(f) shall in no event relieve Borrower of any of its obligations hereunder with respect to the Collateral or any part thereof (other than obligations which are impaired as a result of actions taken by the Agent pursuant to this Section 5(f)) or impose any obligation on the Agent or any Investor to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Investor of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise. Anytime action is taken under this Section 5(f), prompt written notice of such action shall be provided to Borrower by Agent.

            g. Further Assurances. Borrower agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. Borrower agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records.

      6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"):

            a. an Event of Default, as defined in the Note, shall occur; or

            b. Borrower shall fail promptly to observe or perform any covenant or agreement herein binding on it and such failure is not cured within 20 days after written notice from Secured Party; or

            c. there is any levy, seizure, or attachment of all or any material portion of the Collateral, other than as set forth in this Agreement; or

            d. any of the representations or warranties contained in Section 0 shall prove to have been incorrect in any material respect when made.

      7. REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may, at its option, take any or all of the following actions:

            a. exercise any or all remedies available under this Agreement or the Note including, without limitation, any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law; or

            b. sell, assign, transfer, pledge, encumber, or otherwise dispose of the Collateral; or

            c. enforce the patents comprising the Collateral and if Secured Party shall commence any suit for such enforcement, Borrower shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by Secured Party in aid of such enforcement; or

            d. incur expenses, including attorneys' fees at the regular hourly rates of Secured Party's counsel from time to time in effect, legal expenses and costs for the exercise of any right or power under this Security Agreement, which expenses are secured by this Security Agreement.

Any disposition of Collateral by Agent shall be subject to the mandatory requirements of applicable law and subject to the requirement that Agent act reasonably and in good faith. Subject to such conditions, Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall give the Borrower ten (10) days' written notice (which Borrower agrees is reasonable notice within the meaning of Section 9 504(3) of the Uniform Commercial Code) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot, as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 6, any Investor may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of Borrower (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and any such Investor may make payment on account thereof by using any claim then due and payable to any such Investor from Borrower as a credit against the purchase price, and any such Investor may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and Borrower shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all events of default shall have been remedied and the Secured Obligations paid in full. Borrower shall remain liable for any deficiency. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.

      8. DESIGNATION OF AGENT. The Investors hereby irrevocably designate MC (and its successors and assigns) as their agent and MC hereby accepts such designation, in order to execute any and all instruments or other documents on behalf of the Investors and to do any and all other acts or things on behalf of the Investors that MC (or its successors or assigns) in its sole discretion deems necessary or advisable or that may be required pursuant to this Agreement or otherwise, to exercise Secured Party's rights and remedies under this Agreement. None of the Investors may take any action or exercise any rights under this Agreement except through MC as their agent. Borrower hereby appoints the Agent the attorney-in-fact of Borrower solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable so long as this Agreement and the Security Interest have not been terminated and coupled with an interest

      9. APPLICATION OF PROCEEDS. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                        FIRST, to the payment of all reasonable costs and
            expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Borrower and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                        SECOND, pro rata to the payment in full of principal and
            interest in respect of any amount of the Notes outstanding (pro rata as among the Investors in accordance with the principal amount of the Notes held by them);

                        THIRD, to the Borrower, its successors and assigns, or
            as a court of competent jurisdiction may otherwise direct.

      10. SECURITY INTEREST ABSOLUTE. All rights of the Agent hereunder, the Security Interest, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of (i) any partial invalidity or unenforceability of the Note, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Note or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of the Borrower in respect of the Secured Obligations or in respect of this Agreement.

      11. MISCELLANEOUS. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. Secured Party shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Borrower and Secured Party and their respective participants, successors, and permitted assigns and shall take effect when signed by Borrower and Secured Party, and Borrower waives notice of Secured Party's acceptance hereof; provided, however, that the Secured Party's rights hereunder may not be transferred or assigned to any third party without the prior written consent of Borrower. This Agreement shall be governed by the internal law of the State of New York without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

      12. WAIVER OF JURY TRIAL: BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING INTO THIS AGREEMENT.

      13. TERMINATION. This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full, at which time the Agent shall execute and deliver to the Borrower all Uniform Commercial Code termination statements and similar documents which the Borrower shall reasonably request to evidence such termination; provided, however, that all indemnities of the Borrower contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement for a period of six (6) months following the termination of this Agreement

                     *** Signatures on following page(s) ***

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

                                       SECURED PARTY:

                                       MIDDLEBURY CAPITAL LLC

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       BORROWER:

                                       LIQUIDMETAL TECHNOLOGIES, INC.

                                       By: _____________________________________
                                           John Kang,
                                           President and Chief Executive Officer

                           COUNTERPART SIGNATURE PAGE
                              TO SECURITY AGREEMENT
                              DATED MARCH 1, 2004,
                      AMONG LIQUIDMETAL TECHNOLOGIES, INC.,
                           MIDDLEBURY CAPITAL LLC, AND
                       THE "INVESTORS" IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Security Agreement to which this Signature Page is attached, which, together with all counterparts of the Security Agreement and Signature Pages of the Company, Agent, and other "Investors" under the Security Agreement, shall constitute one and the same document in accordance with the terms of the Security Agreement.

INVESTOR: _____________________________

By: ___________________________________

Name: _________________________________

Title: ________________________________

                        SCHEDULE I TO SECURITY AGREEMENT

"MIDDLEBURY INVESTORS"

[INSERT SCHEDULE 1 TO MIDDLEBURY SECURITIES PURCHASE AGREEMENT]

"MICHIGAN INVESTORS"

[INSERT SCHEDULE 1 TO MICHIGAN SECURITIES PURCHASE AGREEMENT]

                                    EXHIBIT A

                       COLLATERAL, EIN AND OFFICE LOCATION

TITLE OF PATENT                                       U.S. PATENT NUMBER
---------------                                       ------------------

MATERIALS TRANSFORMABLE COATINGS                           4,725,512

WC CONTAINING COATING                                      5,030,519

JOINING USING BULK ALLOYS                                  5,482,580

DIAMOND COMPOSITES OF BULK ALLOYS                          5,567,532

COMPOSITES OF BULK ALLOY (METHOD)                          5,567,251

COMPOSITES OF BULK ALLOY (ARTICLE)                         5,866,254

TI-CONTAINING HARD-FACING COATING                          5,695,825

DIE-CASTING OF BULK ALLOYS                                 5,711,363

TORSIONAL SPRING OF BULK ALLOYS                            5,772,803

APPARATUS FOR HARD-FACING COATING                          5,942,289

ZIRCONIA CONTAINING COATING                                6,376,091

SHAPED-CHARGE PROJECTILES                                  6,446,558

VACUUM DIE-CASTING OF BULK ALLOYS                          6,021,840

The office location for each of the above Patents is 25800 Commercentre Dr., Suite 100, Lake Forest, California 92630. Each of the above Patents is owned by Liquidmetal Technologies, Inc., a Delaware corporation whose Federal Employer Identification number is as follows: 20-0121262.

                                    EXHIBIT B

                               SECURITY AGREEMENT

                                    (PATENTS)

      WHEREAS, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (herein referred to as "Borrower"), owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on Schedule 1-A annexed hereto as part hereof (the "Patents");

      WHEREAS, Borrower is obligated to MIDDLEBURY CAPITAL LLC, a Delaware limited liability company, as agent (herein referred to as the "Secured Party") for the Investors named in those certain Secured Convertible Notes dated as of the date hereof issued by the Borrower (each such note, as amended, modified or supplemented from time to time in accordance with its terms, shall collectively be referred to as the "Note") and Borrower has entered into a Security Agreement dated the date hereof (the "Agreement") in favor of Secured Party; and

      WHEREAS, pursuant to the Agreement, Borrower has assigned to Secured Party, and granted to Secured Party a security interest in, all right, title and interest of Borrower in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "Collateral"), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Agreement;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower does hereby further assign unto Secured Party and grant to Secured Party a security interest in, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

      Borrower does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the assignment of, security interest in the Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

      Secured Party's address is 780 Third Avenue, Suite 2302, New York, NY
10017

      IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the 1st day of March 2004.

                                       LIQUIDMETAL TECHNOLOGIES, INC.
                                       By: _____________________________________
                                           John Kang,
                                           President and Chief Executive Officer

                                    EXHIBIT E

                    FORM OF WARRANT TO PURCHASE COMMON STOCK

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                          COMMON STOCK PURCHASE WARRANT

                             (U.S.-BASED INVESTORS)

     To Purchase Shares of $0.001 Par Value Common Stock ("Common Stock") of

                         LIQUIDMETAL TECHNOLOGIES, INC.

      THIS CERTIFIES that, for value received, ___________________________ (the "PURCHASER" or "HOLDER") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 8:00 p.m. New York City Time on the date that is one hundred (100) calendar days after the first date that a Company registration statement covering the resale of the Common Stock underlying this Warrant is declared effective by the U.S. Securities and Exchange Commission (the "TERMINATION DATE"), but not thereafter, to subscribe for and purchase from Liquidmetal Technologies, Inc., a Delaware corporation (the "COMPANY"), [25% of Principal Amount of Notes purchased divided by $3.00] shares of Common Stock (the "WARRANT SHARES") at an Exercise Price equal to $3.00 per share (as adjusted from time to time pursuant to the terms hereof, the "EXERCISE PRICE"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Securities Purchase Agreement dated March 1, 2004 (the "PURCHASE AGREEMENT"), entered into between the Company and the Purchaser. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws. The term "HOLDER" shall refer to the Purchaser or any subsequent transferee of this Warrant.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.    Exercise of Warrant.

(a) The Holder may exercise this Warrant, in whole or in part, at any time and from time to time, by delivering (which may be by facsimile) to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Notice of Exercise in the form annexed hereto specifying the number of Warrant Shares with respect to which this Warrant is being exercised, together with payment to the Company of the Exercise Price therefor.

      In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by Holder and at its expense, shall within three (3) Trading Days (as defined below) issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless such Holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. The Holder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this Section, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof

      Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Holder may withdraw its Notice of Exercise at any time if the Company fails to timely deliver the relevant certificates to the Holder as provided in this Agreement. A Notice of Exercise shall be deemed sent on the date of delivery if delivered before 8:00 p.m. New York Time on such date, or the day following such date if delivered after 8:00 p.m. New York Time; provided that the Company is only obligated to deliver Warrant Shares against delivery of the Exercise Price from the holder hereof and surrender of this Warrant (or appropriate affidavit and/or indemnity in lieu thereof).

      In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Holder, by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective.

(b) The term "TRADING DAY" means (x) if the Common Stock is not listed on the New York or American Stock Exchange but sale prices of the Common Stock are reported on Nasdaq National Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or
      (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to nearest whole number of shares or pay the cash value of that fractional share, which cash value shall be calculated on the basis of the average closing price of the Common Stock during the five (5) Trading Days immediately preceding the date of exercise.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Holder in connection with the Holder's surrender of a Warrant Certificate upon the exercise of all or less than all of the Warrants evidenced thereby.

6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

7. No Rights as Shareholder until Exercise. Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "ACT"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.

9. Loss, Theft, Destruction or Mutilation of Warrant; Exchange. The Company represents warrants and covenants that (a) upon receipt by the Company of evidence and/or indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate, without any charge therefor. This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price. No service charge will be made for such registration or transfer, exchange or reissuance.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11. Effect of Certain Events. If at any time while this Warrant or any portion thereof is outstanding and unexpired there shall be a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "SALE OR MERGER TRANSACTION"), the Holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12.

12.   Adjustments of Exercise Price and Number of Warrant Shares.

      The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 12.

(a) Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Warrant is outstanding, (A) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 12(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 12(a), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

(b) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Warrant, "Fair Market Value" shall equal the average closing trading price of the Common Stock on the Principal Market (as defined in the Purchase Agreement) for the 5 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, and the average price cannot be determined as contemplated above, the Fair Market Value of the

      Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors and the Holder. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

(c) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

(d) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

(e) Exercise Price Adjustment. In the event that on or subsequent to the Closing Date, the Company issues or sells any Common Stock, any securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than (i) shares which are issued pursuant to the Note, (ii) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, and shares of Common Stock issuable under options or warrants that are outstanding as of the date of the Purchase Agreement, (iii) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction, (iv) shares of Common Stock issued to Growell Metal Co., Ltd. pursuant to the Settlement Agreement, dated on or about January 10, 2004, between Growell Metal Co., Ltd. and the Company's South Korean subsidiary, and (v) shares of Common Stock that are issued in lieu of cash in the payment of interest under the Notes) at an effective price per share which is less than the Exercise Price, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at the Exercise Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

      For the purposes of the foregoing adjustments, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

(f) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Exercise Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

13. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the Holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

16.   19.9% Limitations.

      Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holders of Warrants, together with the number of shares issuable under the Notes, the Michigan Notes, the warrants issued in connection with the Michigan Notes, and the warrants granted to Middlebury Capital LLC as placement agent for the Notes, shall not exceed 19.9% of the number of shares of Common Stock outstanding on the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "Maximum Common Stock Issuance"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company.

17. Compliance with Securities Laws. (a) The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b) Without limiting the Purchaser's right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Purchaser's own account and not as a nominee for any other party, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

18.   Miscellaneous.

(a) Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of California, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of New York in the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be to the addresses as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 18(c).

(d) Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: March 1, 2004

                                       LIQUIDMETAL TECHNOLOGIES, INC.

                                       By: _____________________________________
                                           John Kang,
                                           President and Chief Executive Officer

ATTEST:

________________________
Print Name:

                               NOTICE OF EXERCISE

To: Liquidmetal Technologies, Inc.

(1) The undersigned hereby elects to exercise the attached Warrant for and to purchase thereunder, ______ shares of Common Stock, and herewith makes payment therefor of $_______, or elects to use the cashless exercise option of the Warrant in the event Warrant Shares are not registered as required in the Registration Rights Agreement.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           _______________________________
                           (Name)

                           _______________________________
                           (Address)

                           _______________________________

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                                 _______________________________
                                                 (Name)

____________________                             _______________________________
(Date)                                                               (Signature)

                                                 _______________________________
                                                 (Address)

Dated:

_______________________________
Signature

                                 ASSIGNMENT FORM

                    (TO ASSIGN THE FOREGOING WARRANT, EXECUTE
                   THIS FORM AND SUPPLY REQUIRED INFORMATION.
                 DO NOT USE THIS FORM TO EXERCISE THE WARRANT.)

      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is
________________________________________________________________.
________________________________________________________________

                                        Dated:  ______________,

                           Holder's Signature: _____________________________

                           Holder's Address:   _____________________________

Signature Guaranteed:  _________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                   SCHEDULE I

                                                                               PRINCIPAL AMOUNT
           PURCHASER                                ADDRESS                        OF NOTES        PURCHASE PRICE
           ---------                                -------                        --------        --------------

Jess Morgan & Co.                              5750 Wilshire Blvd                $1,265,000.00      $1,265,000.00
                                               Suite 590
                                               Los Angeles, CA 90036-3697
                                               Attn: Gary Levenstein

Prana                                          8491 Sunset Blvd                  $  250,000.00      $  250,000.00
                                               Suite 415
                                               Los Angeles, CA 90069-1911

DKR Soundshore Oasis Holding Fund Ltd.         1281 East Main Street             $  950,000.00      $  950,000.00
                                               Stamford, CT 06902
                                               Attn: Dan Saks

Rodd Friedman                                  93 Hillspoint Road                $  201,000.00      $  201,000.00
                                               Westport, CT 06880

Bear Stearns f/b/o Rosen Capital LP M/P/P      1365 York Avenue                  $   99,000.00      $   99,000.00
Plan and Bruce Rosen TTEE                      Apt. 34B
                                               New York, NY 10021

Caydal, LLC                                    Caydal, LLC                       $  100,000.00      $  100,000.00
                                               410 Marion Street
                                               Denver, CO 80218

Marlin Fund, LP                                3060 Peachtree Road, NW           $1,182,501.00      $1,182,501.00
                                               Suite 1815
                                               Atlanta, GA 30305

Marlin Fund II, LP                             3060 Peachtree Road, NW           $  219,999.00      $  219,999.00
                                               Suite 1815
                                               Atlanta, GA 30305

Marlin Fund Offshore, Ltd. c/o Hemisphere      Bison Court                       $1,347,501.00      $1,347,501.00
Management (B.V.I.) Limited                    P.O. Box 3460
                                               Road Town
                                               Tortola
                                               British Virgin Islands

Professional Traders Fund, LLC                 990 Stewart Avenue                $  150,000.00      $  150,000.00
                                               Suite 420
                                               Garden City, NY 11530

Larry Bouts                                    140 Delaware Lane                 $   50,000.00      $   50,000.00
                                               Franklin Lakes, NJ 07417

Really Cool Group Ltd.                         The Metropole                     $  200,000.00      $  200,000.00
                                               Roseville Street
                                               St. Helier, Jersey, Channel
                                               Islands, UK



                                                                               PRINCIPAL AMOUNT
           PURCHASER                                ADDRESS                        OF NOTES        PURCHASE PRICE
           ---------                                -------                        --------        --------------

Myron Neugeboren                               199 Wells Hill Road               $   48,000.00      $   48,000.00
                                               Lakeville, CT 06039

Jonas Brachfeld                                227 Nicholson Drive               $   24,000.00      $   24,000.00
                                               Moorestown, NJ 08057

Greg Osborn                                    202 Mountain Avenue               $   30,000.00      $   30,000.00
                                               Ridgewood, NJ 07450

Richard Molinsky                               51 Lords Highway East             $   60,000.00      $   60,000.00
                                               Weston, CT 06883

Vito Capotorto                                 15 Wescott Street                 $   15,000.00      $   15,000.00
                                               Old Tappon, NJ 07675

Richard and Joanne Kane                        95 Wildwood Road                  $   40,000.00      $   40,000.00
                                               Ridgewood, NJ 07452

Puglisi Capital Partners, LP                   399 Park Avenue                   $  150,000.00      $  150,000.00
                                               37th Floor
                                               New York, NY 10022

Richard Salas                                                                    $  500,000.00      $  500,000.00

Wry Ltd.                                       The Metropole                     $   60,000.00      $   60,000.00
                                               Roseville Street
                                               St. Helier, Jersey, Channel
                                               Islands, UK

Keith Barksdale                                95 Wildwood Road                  $   30,000.00      $   30,000.00
                                               Ridgewood, NJ 07452

                               DISCLOSURE SCHEDULE
                        TO SECURITIES PURCHASE AGREEMENT

                             (U.S.-BASED INVESTORS)

In connection with the Securities Purchase Agreement dated as of March 1, 2004, among Liquidmetal Technologies, Inc., a Delaware corporation (the "COMPANY"), and the other persons listed as "Purchasers" on Schedule I attached thereto (the "AGREEMENT"), the Company hereby delivers this Disclosure Schedule to the Company's representations and warranties given in the Agreement. This Disclosure Schedule and the information and disclosures contained herein are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Agreement, and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. The section numbers in this Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall also be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be relevant. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.

SCHEDULE 2.1(A)

The following is a list of the Company's direct and indirect subsidiaries:

(a) Liquidmetal Golf: The Company holds 79.19% of the issued and outstanding common stock of Liquidmetal Golf, a California corporation.

(b) Liquidmetal Korea Co., Ltd.: The Company holds 99.97% of the issued and outstanding equity securities of Liquidmetal Korea Co., Ltd., a South Korean limited liability company.

(c) Dongyang Yudoro: The Company holds 51% of the issued andoutstanding equity securities of Dongyang Yudoru, a South Korean joint stockcompany.

(d) Amorphous Technologies International (Asia) PTE Ltd. The Company holds all of the issued and outstanding equity securities of Amorphous Technologies International (Asia) PTE Ltd., a Singapore corporation. However, this subsidiary is inactive and is in the process of being wound up and liquidated.

Liquidmetal Technologies, Inc. Disclosure Schedule to
Securities Purchase Agreement (U.S. Investors)
Dated March 1, 2004

SCHEDULE 2.1(C)

AUTHORIZED STOCK: The authorized capital stock of the Company is 100,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. The Preferred Stock is "blank-check" in nature, although no series of Preferred Stock have been designated or created.

OUTSTANDING STOCK: As of the date hereof, there are 41,599,652 shares of Common Stock outstanding, and no shares of Preferred Stock outstanding.

OPTION PLANS AND GRANTS: The following is information regarding stock option grants:

                                                             SHARES SUBJECT TO
                                       SHARES RESERVED     CURRENTLY OUTSTANDING
       NAME OF PLAN                      UNDER PLAN               OPTIONS
       ------------                      ----------               -------

2002 Equity Incentive Plan               10,000,000              1,883,974

2002 Non-Employee Director Stock
Option Plan                               1,000,000                190,000

1996 Stock Option Plan                    3,727,016              3,531,075

Awards outside of Plans                         N/A              2,221,508

There are a total of 7,826,557 shares subject to currently outstanding options. Also, in addition to the Common Stock warrants that will be issued pursuant to this Agreement, the Company has agreed to issue, on or about the date hereof, additional Common Stock warrants to certain investors other than the Purchasers (as more particularly described under the caption "Simultaneous Private Placement" below).

Additionally, there are currently outstanding options to purchase a total of 185,000 shares of the common stock of Liquidmetal Golf, a majority owned subsidiary of the Company.

OUTSTANDING DEBT SECURITIES: The Company's Liquidmetal Korea Co., Ltd. subsidiary ("Liquidmetal Korea") currently has an outstanding loan with Kookmin Bank of South Korea with a current outstanding balance of approximately $4,047,042 (USD). Additionally, as set forth in more detail under the caption "Simultaneous Private Placement" below, the Company expects to issue, on or about the date hereof, one or more 6% Senior Convertible Notes to investors other than the Purchasers.

OUTSTANDING REGISTRATION RIGHTS: In response to Section 2.1(c)(iv), the Company has granted piggyback registration rights to Paul Azinger, a professional golfer, for 376,345 shares that are currently issuable pursuant to a stock option held by Mr. Azinger. These options have an

Liquidmetal Technologies, Inc. Disclosure Schedule to
Securities Purchase Agreement (U.S. Investors)
Dated March 1, 2004
exercise price of $1.1625 per share, and they were granted to Mr. Azinger in connection with a golf endorsement agreement that was terminated as of December 31, 2002. Also, the Company has agreed grant additional registration rights to certain investors as more particularly described under the caption "Simulatenous Private Placement" below.

LIST OF OUTSTANDING DEBT: The Company's Liquidmetal Korea subsidiary has a loan with Kookmin Bank, a South Korean bank, with a remaining balance of approximately $4,047,042. The parent Company does not guaranty this loan. Additionally, as set forth in more detail under the caption "Simultaneous Private Placement" below, the Company expects to issue, on or about the date hereof, one or more 6% Senior Convertible Notes to investors other than the Purchasers.

SIMULTANEOUS PRIVATE PLACEMENT. The Company has entered into an Amended and Restated Securities Purchase Agreement, dated March 1, 2004, with Michigan Venture Capital Co., Ltd., a Korean corporation, and certain other investors identified "PURCHASERS" in said agreement (referred to as the "MICHIGAN AGREEMENT" and "MICHIGAN INVESTORS," respectively). Under the Michigan Agreement, the Company has agreed to sell, and the Michigan Investors have agreed to purchase, 6% Senior Convertible Notes of the Company in an aggregate principal amount of up to $4 million (U.S.) (hereafter referred to as the "MICHIGAN NOTES").

The Company expects that the sale and issuance of the Michigan Notes will close on or about the same date as the Notes being sold pursuant to this Agreement, and the Michigan Notes will rank pari passu with the Notes being sold pursuant to this Agreement. The Michigan Notes will be convertible into shares of Company Common Stock at $3.00 per share, and the Michigan Notes will become due and payable upon the third anniversary of the date of the issuance of the Michigan Notes (subject to a right of the Michigan Investors to obtain early payment of the Michigan Notes after the second anniversary thereof by providing 90-days prior written notice to the Company). In other respects, the Michigan Notes will contain terms and conditions that are substantially similar to the Notes being purchased pursuant to this Agreement.

Pursuant to the Michigan Agreement, the Michigan Investors will have registration rights on substantially similar terms as the Purchasers of the Notes being sold pursuant to this Agreement. Additionally, Michigan will receive a warrant to purchase, at an exercise price of $3.00 per share, such number of shares of Company common stock as shall have an aggregate exercise price of 50% of the principal amount of the Michigan Notes. The Michigan Notes will be secured by a security interest in Liquidmetal Korea's plant and equipment located in Pyoungtaek, South Korea (with such security interest being subordinate to Kookmin Bank's security interest), and will also be secured by the Security Agreement described in Section 5.2(f) of this Agreement.

The foregoing disclosure regarding the Michigan Agreement and the transactions contemplated thereby is made solely for purposes of this Disclosure Schedule, and such disclosure herein shall not give rise to an obligation by the Company to consummate said transactions.

Liquidmetal Technologies, Inc. Disclosure Schedule to
Securities Purchase Agreement (U.S. Investors)
Dated March 1, 2004

SCHEDULE 2.1(E)

Nothing to disclose.

SCHEDULE 2.1(H)

In a letter written in September 2003, Akia golf company, a former customer in Korea, claimed that they suffered damages due to the allegedly improper termination of production under outstanding purchase orders for Akia putters being made by the Company. The letter claimed damages and potential legal action for an alleged breach of contract. The alleged damages consist of approximately $325,000 for costs and lost profits associated with the project. The Company does not believe that there is any merit to Akia's claims, and even if there was, the Company believes that the claimed damages are grossly exaggerated. Akia made a follow-up demand in October 2003, but the Company rejected the demand, and the Company has not heard from Akia since October 2003.

Effective January 10, 2004, Liquidmetal Korea Co., Ltd., the Company's South Korean subsidiary ("LIQUIDMETAL KOREA"), and Growell Metal Co., Ltd. ("GROWELL METAL") entered into a Settlement Agreement (the "SETTLEMENT AGREEMENT") in settlement of certain claims and obligations between the parties. The material terms of the Settlement Agreement are set forth on a Form 8-K filed by the Company with the Securities and Exchange Commission on January 15, 2004, and a copy of said Form 8-K is hereby incorporated into this Disclosure Schedule and made a part hereof by this reference.

SCHEDULE 2.1(L)

Nothing to disclose.

SCHEDULE 2.1(P)

In connection with its outstanding loan to Liquidmetal Korea, Kookmin Bank has a security interest in the building of the Company's plant in Pyongtaek, South Korea, as well as in certain equipment contained in such building.

SCHEDULE 2.1(W)

The following is an excerpt from the Company's preliminary unaudited balance sheet as of December 31, 2003:

      Trade payables                                         2,406,277
      Trade payables- Adj Dmst                                 404,717
      Goods received/Inventory received                         14,090
      Down payment- Cust                                         2,503
      Accrued Liabilities- Japan                                70,198
      Accrued Net Payroll                                       38,765

Liquidmetal Technologies, Inc. Disclosure Schedule to
Securities Purchase Agreement (U.S. Investors)
Dated March 1, 2004

      Accrued Severance                                      1,866,147
      Accrued Sales Commissions                                101,602
      Accrued Bonuses                                           33,190
      Accrued 401k match                                        14,596
      Accrued Property Tax                                      18,143
      Accrued Utilities                                         23,708
      Accrued Vacation                                         245,602
      Payroll taxes                                             25,989
      Vat payable                                                4,160
      Other Liabilities                                      1,461,348
      Accrued Interest                                          25,458
      Accrued warranty/allowance                               302,650
      Current- Capital lease                                    16,482

      Total Accounts Payable and Accrued Expenses            7,075,625

In addition to the foregoing, in connection with the settlement with Growell Metal, as more particularly described in Schedule 2.1(h) above, the Company expects to book a liability for $2.8 million as a result of this settlement. This liability, which is not recorded in the above liability schedule, can be settled in cash or stock of the Company (at the option of the Company).

SCHEDULE 2.1(X)

On February 20, 2004, the Company publicly announced that it expects to restate revenues for the third and fourth quarters of 2002 and the first quarter of 2003. The revenues relate to sales of alloy melting and casting equipment to Growell Metal. The sales to Growell Metal were comprised of $1.7 million of revenue from alloying equipment sales in the third and fourth quarters of 2002 and $2.5 million of revenue from the sale of Liquidmetal die casting machines in the first quarter of 2003. An ongoing analysis and review by the Company will determine the full extent of the expected restatement and corresponding impact on previously reported results of operations.

SCHEDULE 2.1(Z)

The following is a list of Company Plans maintained by the Company and available to eligible U.S. employees:

      1.    Liquidmetal Technologies Trustee 401(k) plan

      2. Liquidmetal Technologies Paid Time Policy (includes Holidays, Vacation, Sick, Bereavement, Jury/Civic Duty, and Personal Leave)

      3.    Tuition Reimbursement

Liquidmetal Technologies, Inc. Disclosure Schedule to
Securities Purchase Agreement (U.S. Investors)
Dated March 1, 2004

The following is a list of employee benefit plans and programs not maintained by the Company but available to eligible U.S. employees through the Company's professional employer organization (PEO):

      1. AdvanTech Solutions health insurance plans through Aetna (includes open choice PPO, HMO, and Quality Point of Service)

      2. AdvanTech Solutions dental insurance plans through Fortis (includes indemnity, and DHMO)

      3. AdvanTech Solutions vision coverage plans through Cole (includes comprehensive care and exam plus)

      4.    AdvanTech Solutions basic Life and AD&D coverage through Jefferson
            Pilot

      5.    AdvanTech Solutions Long Term Disability through Jefferson Pilot

      6. AdvanTech Solutions voluntary supplemental Life and AD&D through Jefferson Pilot

      7. AdvanTech Solutions voluntary Short Term Disability through Jefferson Pilot

      8. AdvanTech Solutions Flexible Spending Accounts for Health care reimbursement and dependent care reimbursement

      9.    AdvanTech Solutions pre-paid legal plan

Liquidmetal Technologies, Inc. Disclosure Schedule to
Securities Purchase Agreement (U.S. Investors)
Dated March 1, 2004